Exhibit 10.5

THIRD AMENDMENT TO LOAN AGREEMENT

     This THIRD AMENDMENT TO LOAN AGREEMENT (the “Third Amendment”), dated as of the 31 day of March, 2005, is made by and between HORIZON VESSELS INTERNATIONAL, LTD. (“Borrower”), and GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE (“Lender”).

W I T N E S S E T H:

     WHEREAS, Borrower and Boeing Capital Corporation (“Boeing”) entered into that certain Loan Agreement dated as of June 30, 2003 (as the same has been or may hereafter be amended, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which Borrower agreed to borrow, and Boeing agreed to lend, upon and subject to the terms thereof, up to the aggregate principal amount of $35,000,000 (the “Loan”);

     WHEREAS, pursuant to the Purchase and Sale Agreement among Boeing, BCC Equipment Leasing Corporation, McDonnell Douglas Overseas Finance Corporation, Boeing Capital Loan Corporation and General Electric Capital Corporation, dated as of May 24, 2004, the Lender purchased the Loan Agreement; and

     WHEREAS, the parties now desire to modify further certain of the terms and conditions contained in the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and premises contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

     1. Capitalized terms used in this Third Amendment (including the recitals hereof) shall have the meanings assigned to them in the Loan Agreement, as amended by this Third Amendment.

     2. The Loan Agreement is hereby amended by amending and restating the following definition in its entirety:

     “Tangible Net Worth” means, at any particular date, all amounts which, in conformity with GAAP, would be included as stockholder’s equity on a consolidated balance sheet of the Parent and its subsidiaries, including without limitation adjustments for the addition of paid-in-kind interest, discounts and warrant amortization on Subordinated Debt; provided, however, there shall be excluded therefrom (a) any amount at which shares of capital stock of the Parent or any subsidiary appear as an asset on the Parent’s or such subsidiary’s balance sheet, (b) goodwill, including any amount, however designated, that represents the excess of purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) loans and advances to any stockholder, director, officer, or employee of the Parent or any subsidiary or any affiliate, and (e) all other assets which are properly classified as intangible assets; provided further that non-cash losses due to asset impairment may be added back to the calculation of Tangible Net Worth.

     3. It is further understood and agreed by and among the parties hereto that all terms and conditions of the Loan Agreement, except as herein modified, shall remain in full force and effect.

     4. Borrower hereby represents and warrants to Lender that each of the representations and warranties of Borrower contained in the Note, Loan Agreement and each of the other Loan Documents to which it is a party are true, correct and complete as of the date hereof and apply to the execution and delivery of this Third Amendment and any other documents executed in connection herewith.

     5. Borrower hereby acknowledges, confirms and warrants to Lender that as of the date of this Third Amendment, it has no defenses, claims, rights of set-off or counterclaims against Lender under, arising out of, or in connection with this Third Amendment, the Loan, the Loan Agreement or the other Loan Documents to which it is a party or against any of the indebtedness evidenced, advanced or secured thereby, any and all of which Borrower hereby expressly waives.

     6. In consideration of Lender executing this Third Amendment, Borrower hereby unconditionally and irrevocably fully releases, acquits, settles, and discharges any and all claims, counterclaims, liabilities, damages, defenses, demands and causes of action that Borrower have or may have against Lender, its respective officers, directors, trustees, agents, employees, attorneys, successors and assigns (collectively, the “Released Parties”), whether or not acting in their official capacity with respect to the Lender, in their personal capacity or in any other capacity, related to or that may have arisen, may arise or are or become assertable as a result of events occurring in connection with the Loan and the Loan Documents, together with any and all negotiations, discussions, acts, omissions, renewals, extensions, collateral documents, and other agreements and actions related thereto, including any claims, causes of action or defenses based on the negligence of Lender or any of the Released Parties or on any other “lender liability” theories of, among others, bad faith, unfair dealing, duress, coercion, control, misrepresentation, omissions, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equitable subordination, fraud, or otherwise, and do hereby intend to release, compromise and settle and such claims and matters, whether known or unknown, whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether they arose collaterally, directly, derivatively or otherwise between Borrower and the Released Parties from the beginning of the world to and including the date of this Amendment (collectively the “Released Claims”). Borrower hereby represents and warrants to Lender that Borrower is presently the legal owner and holder of any and all of the Released Claims and that Borrower has not heretofore expressly or impliedly assigned, transferred, pledged, hypothecated sold, conveyed or otherwise disposed of, for the benefit of creditors or otherwise, any of the Released Claims.

     7. Borrower acknowledges and agrees that the Mortgage constitutes a valid first lien upon the mortgaged property in favor of Lender and that the Loan Documents constitute valid and binding agreements of obligations of the parties thereto with respect to the Loan. The mortgaged property is and shall remain subject to and encumbered by the lien, charge and encumbrance of the Mortgage and nothing herein shall affect or be construed to affect the lien, charge or encumbrance of the Mortgage or the priority hereof over other liens or encumbrances. Borrower acknowledges and agrees that the Mortgage constitutes and continues to be a valid first mortgage lien and security interest upon the mortgaged property in favor of Lender, subject only to permitted encumbrances as provided in the Loan Agreement and the Consent Under 2003 Loan Agreement executed contemporaneously herewith. Nothing herein is intended to, nor shall it, constitute a novation of the indebtedness secured by the Mortgage or other Loan Documents.

     8. This Third Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns under the Loan Agreement.

     9. Each party hereto agrees promptly to do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as the other party may reasonably request to vest in and assure to the requesting party its rights (and/or to confirm the agreements and obligations of the non-requesting party) hereunder or under any of the Loan Documents. Without limitation of the foregoing, each party agrees to provide such assurances concerning the effectiveness of this Third Amendment as the other party may reasonably request.

     10. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11. Borrower and each Guarantor signatory hereto hereby acknowledge and reaffirm all of their obligations and undertakings under the Loan Documents to which they are a party and that each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof and is not related, diminished, impaired, reduced or otherwise adversely affected.

[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.

BORROWER:	LENDER:

HORIZON VESSELS INTERNATIONAL, LTD.	GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE

By:	By:

Name:	Name:
Title:	Title:

GUARANTORS:

HORIZON OFFSHORE, INC.

By:

Name:
Title:

HORIZON VESSELS, INC.

By:

Name:
Title:

4